Exhibit 10.2

REVOLVING NOTE

$10,000,000	New York, New York September 25, 2003

FOR VALUE RECEIVED, INTEREP NATIONAL RADIO SALES, INC., a New York corporation (the “Borrower”), hereby promises to pay to the order of COMMERCE BANK, N.A. (the “Bank”) the principal sum of TEN MILLION DOLLARS ($10,000,000) together with interest thereon at the rate and at the times hereinafter provided.

1. Loan Agreement. This Revolving Note is delivered pursuant and subject to the Loan and Security Agreement, dated as of even date herewith, by and among the Borrower, the Bank and the other entities party thereto, as guarantors (the “Loan Agreement”). All terms and conditions of the Loan Agreement are hereby incorporated by reference into this Revolving Note, and reference is made to the Loan Agreement for, among other things, the security for this Revolving Note, Events of Default hereunder, and the Bank’s rights and remedies upon the occurrence of any Event of Default. This Revolving Note evidences the Borrower’s obligation to pay to the Bank TEN MILLION DOLLARS ($10,000,000) or, if less, the aggregate unpaid principal amount of Revolving Loans made by the Bank pursuant to the Loan Agreement, together with interest thereon, in accordance with the terms hereof and of the Loan Agreement. All capitalized terms used herein shall have the same meanings as ascribed to them in the Loan Agreement unless otherwise expressly stated.

2. Interest.

(a) Rate of Interest; Computation. The unpaid principal amount of each Base Rate Loan shall bear interest from the date such Base Rate Loan was made, converted from a LIBOR Rate Loan or continued, until maturity (whether by acceleration or otherwise), unless sooner converted into a LIBOR Rate Loan, at a rate per annum which shall equal the Base Rate in effect from time to time plus the Interest Rate Margin then applicable to Base Rate Loans. The unpaid principal amount of each LIBOR Rate Loan shall bear interest from the date such LIBOR Rate Loan was made, converted from a Base Rate Loan or continued, until maturity (whether by acceleration or otherwise), unless sooner converted to a Base Rate Loan, at a rate per annum which shall equal the relevant LIBOR Rate plus the Interest Rate Margin then applicable to LIBOR Rate Loans. All computations of interest hereunder shall be made based on the actual number of days elapsed over a year consisting of 360 days.

(b) Interest Payments. Interest shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof and shall be payable: (i) monthly in arrears on the first Business Day of each month beginning October 1, 2003; and (ii) on any prepayment of principal (on the amount prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

(c) Default Interest. Upon the occurrence and during the continuance of an Event of Default, without regard to whether the Bank has exercised any other rights or remedies hereunder or under the Loan Agreement, the unpaid principal balance of this Revolving Note, and, to the extent permitted by applicable law, any accrued but unpaid interest thereon (including, without limitation, interest accrued pursuant to this clause (c)) shall bear interest payable on demand at a rate per annum (the “Default Rate”) equal to the following:

(i) in the case of Base Rate Loans, the Base Rate plus the Interest Rate Margin applicable thereto plus 2 1/2%; and

(ii) in the case of LIBOR Rate Loans, the LIBOR Rate plus the Interest Rate Margin applicable thereto plus 5 1/2%.

3. Voluntary Prepayments. The Borrower shall have the right to prepay principal on this Revolving Note in accordance with Section 2.3.1 of the Loan Agreement.

4. Maturity. All outstanding principal and any accrued and unpaid interest with respect to this Revolving Note shall be payable on the Revolving Loan Maturity Date.

5. Payments in General. All payments of principal, interest, fees and expenses hereunder shall be made by the Borrower without any defense, set off, or counterclaim, and by wire transfer of immediately available funds to the Bank, not later than 2:00 P.M. (Eastern Standard Time) on the day when due.

6. Invalidity. If any provision of this Revolving Note shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this Revolving Note shall be construed as if such invalid or unenforceable provisions had never been contained herein.

7. Late Charges. In the event that any payment hereunder shall not be received by the Bank within five (5) Business Days of its due date, the Borrower shall, to the extent permitted by law, pay a late charge to the Bank in the amount of five percent (5%) of the overdue payment (but in no event to be less than $25 nor more than $2,500). Any such late charge assessed is immediately due and payable.

8. Collection Costs. The Borrower hereby agrees to pay all reasonable fees, costs and expenses incurred by the Bank after an Event of Default in connection with any action, proceeding or effort taken or commenced by the Bank to enforce this Revolving Note, including without limitation, reasonable attorneys’ fees and expenses.

9. Waivers. Except as otherwise provided in the Loan Agreement, the Borrower hereby waives presentment, demand, protest and notice of nonpayment. The liabilities and obligations of the Borrower hereunder shall be unconditional without regard to the liability or obligations of any other party. Any failure of the Bank to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time and from time to time thereafter. The terms of this Revolving Note may be waived, changed or modified only by an agreement in writing signed by the Borrower and the Bank.

10. Governing Law; Waiver Of Jury Trial; Submission To Jurisdiction. This Revolving Note shall be governed by and construed in accordance with the substantive laws of the State of New York, without giving effect to the conflict of laws provisions thereof.

EXCEPT AS PROHIBITED BY LAW, THE BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS REVOLVING NOTE.

THE BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS AND CONSENTS, FOR ITSELF AND ITS PROPERTY, TO THE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN THE CITY OF NEW YORK OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS REVOLVING NOTE OR ANY OF THE OTHER TRANSACTION DOCUMENTS, AND THE BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. THE BORROWER HEREBY AGREES THAT SERVICE OF COPIES OF ANY SUMMONS AND COMPLAINT AND ANY OTHER PROCESS WHICH MAY BE SERVED IN ANY SUCH ACTION MAY BE MADE BY MAILING BY CERTIFIED MAIL OR DELIVERING A COPY OF SUCH PROCESS TO THE BORROWER AT THE BORROWER’S ADDRESS AS SPECIFIED IN SECTION 10.5 OF THE LOAN AGREEMENT.

IN WITNESS WHEREOF, and intending to be legally bound hereby, the Borrower has executed this Revolving Note the day and year first above written.

INTEREP NATIONAL RADIO SALES, INC.

By:	/s/ WILLIAM J. MCENTEE, JR.
Name:
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